SPACE ABOVE THIS LINE RESERVED FOR RECORDER'S USE

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING

by and from

REGIONAL ENTERPRISES, INC., "*Grantor*"

to

FIDELITY NATIONAL TITLE INSURANCE COMPANY, "*Trustee*",

for the benefit

of

HOPEWELL INVESTMENT PARTNERS LLC, "*Beneficiary*"

Dated as of March 20, 2013

THE MAXIMUM PRINCIPAL AMOUNT OF THE INDEBTEDNESS WHICH IS SECURED BY OR WHICH BY ANY CONTINGENCY MAY BE SECURED BY THIS DEED OF TRUST IS $2,500,000.00

THE SECURED PARTY (BENEFICIARY) DESIRES THIS FIXTURE FILING TO BE INDEXED AGAINST THE RECORD OWNER OF THE REAL ESTATE DESCRIBED HEREIN.

PREPARED BY, RECORDING REQUESTED BY,
AND WHEN RECORDED MAIL TO:
Shackelford Melton & McKinley LLP
3333 Lee Parkway, 10th Floor
Dallas, Texas 75219
Attention: W. Phillip Whitcomb

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING

THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (this "***Deed of Trust***") is dated as of March 20, 2013, by and from REGIONAL ENTERPRISES, INC., a Virginia corporation, whose address is 410 Water Street, Hopewell, Virginia 23860 ("***Grantor***"), to FIDELITY NATIONAL TITLE INSURANCE COMPANY ("***Trustee***"), as Trustee for the benefit of HOPEWELL INVESTMENT PARTNERS LLC, a Texas limited liability company, with an address at 333 Texas Street, Suite 825, Shreveport, Louisiana 71101 (together with its successors and assigns, "***Beneficiary***").

RECITALS

WHEREAS, Grantor has entered into that certain Term Loan and Security Agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the "***Loan Agreement***") with Beneficiary; and

WHEREAS, as a condition to making the Term Loan described in the Loan Agreement, Beneficiary has required Grantor to execute and deliver this Deed of Trust;

NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated into the operative provisions of this Deed of Trust by this reference, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, Grantor hereby represents and warrants to and covenants and agrees with Beneficiary as follows:

ARTICLE 1
DEFINITIONS

Section 1.1 Definitions. All initially capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Loan Agreement. As used herein, the following terms shall have the following meanings:

(a) "***Event of Default***": The occurrence of an Event of Default under and as defined in the Loan Agreement.

(b) "***Indebtedness***": (1) All indebtedness of Grantor to Beneficiary under the Loan Agreement or any of the other Term Loan Documents, including, without limitation, the sum of all (a) principal, interest and other amounts owing under or evidenced or secured by the Term Loan Documents, (b) principal, interest and other amounts which may hereafter be lent by Beneficiary under or in connection with the Loan Agreement or any of the other Term Loan Documents, whether evidenced by a promissory note or other instrument which, by its terms, is secured hereby, and (c) obligations and liabilities of Grantor of any nature now or hereafter existing under or arising in connection with letters of credit and other extensions of credit under the Loan Agreement or any of the other Term Loan Documents and reimbursement obligations in respect thereof, together with interest and other amounts payable with respect thereto, and (2) all other present and future indebtedness, obligations and liabilities of Grantor to Beneficiary of any

kind or character. The Indebtedness secured hereby includes, without limitation, all interest and expenses accruing after the commencement by or against Grantor or any of its affiliates of a proceeding under the Bankruptcy Code (defined below) or any similar law for the relief of debtors.

(c) "***Indemnified Party***": Trustee, Beneficiary, each respective Affiliate thereof and each of their respective partners, controlling persons, directors, officers, trustees, employees, attorneys, and agents, and each of their respective successors, assigns and personal representatives.

(d) "***Mortgaged Property***": (1) The real property described in Exhibit A attached hereto and incorporated herein by this reference (the "***Land***"), (2) all improvements now owned or hereafter acquired by Grantor, now or at any time situated, placed or constructed upon the Land (the "***Improvements***"; the Land and Improvements are collectively referred to as the "***Premises***"), (3) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements, and all equipment, inventory and other goods in which Grantor now has or hereafter acquires any rights or any power to transfer rights and that are or are to become fixtures (as defined in the UCC, defined below) related to the Land (the "***Fixtures***"), (4) all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now owned or hereafter acquired by Grantor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises (the "***Personalty***"), (5) all reserves, escrows or impounds required under the Loan Agreement or any of the other Term Loan Documents and all deposit accounts maintained by Grantor with respect to the Mortgaged Property (the "***Deposit Accounts***"), (6) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the "***Leases***"), (7) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the "***Rents***"), (8) all other agreements, such as construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the "***Property Agreements***"), (9) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, (10) all property tax refunds payable with respect to the Mortgaged Property (the "***Tax Refunds***"), (11) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the "***Proceeds***"), (12) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Grantor (the "***Insurance***"), and (13) all awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to any condemnation or other taking (or any purchase in lieu

thereof) of all or any portion of the Land, Improvements, Fixtures or Personalty (the "***Condemnation Awards***"). As used in this Deed of Trust, the term "***Mortgaged Property***" shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

(e) "***Obligations***": All of the agreements, covenants, conditions, warranties, representations and other obligations of Grantor (including, without limitation, the obligation to repay the Indebtedness) under the Loan Agreement and the other Term Loan Documents to which it is a party.

(f) "***Permitted Liens***": Liens permitted by clauses (a), (b) and (e) of Section 7.3 of the Loan Agreement.

(g) "***Property Code***": The Texas Property Code.

(h) "***UCC***": The Uniform Commercial Code as in effect in the State of Texas or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than Texas, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

ARTICLE 2
GRANT

Section 2.1 Grant. To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Grantor hereby GRANTS, BARGAINS, ASSIGNS, SELLS, CONVEYS and CONFIRMS, forever to Trustee and its successors and substitutes, the Mortgaged Property, subject, however, only to the matters that are set forth on Exhibit B attached hereto (the "***Permitted Encumbrances***") and the Permitted Liens. TO HAVE AND TO HOLD the Mortgaged Property unto the Trustee and its successors and substitutes forever, IN TRUST, WITH POWER OF SALE, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto the Trustee and its successors and substitutes. This conveyance is made in trust to secure and enforce the full and timely payment of the Indebtedness and the full and timely performance of the Obligations.

This Deed of Trust shall secure, in addition to the Indebtedness, all funds hereafter advanced by Beneficiary to or for the benefit or account of Grantor, as contemplated by any covenant or provision herein contained or contained in the Term Note or any other document evidencing, governing, guaranteeing or securing the indebtedness evidenced by the Term Note, and all other indebtedness, of whatever kind or character, owing or which may hereafter become owing by Grantor to Beneficiary, whether such indebtedness is evidenced by note, open account, overdraft, endorsement, surety agreement, guaranty, or otherwise, it being contemplated that Grantor may hereafter become indebted to Beneficiary for further sums, and any security given or pledged in connection with any such other indebtedness or hereafter owing by Grantor to Beneficiary shall likewise secure all indebtedness evidenced by the Term Note and this Deed of Trust. All indebtedness secured hereby shall be payable at Beneficiary's address above, and, unless otherwise provided in the instrument evidencing such indebtedness, shall bear interest at

the same rate per annum as the Term Note bears, from the date of accrual of such indebtedness until paid. If the Term Note or any other indebtedness secured hereby shall be collected by legal proceedings, whether through a probate or bankruptcy court or otherwise, or shall be placed in the hands of an attorney for collection following default or after maturity, whether matured by the expiration of time or by any option given to Beneficiary to accelerate the maturity, Grantor agrees to pay Beneficiary's reasonable attorney's and collection fees, and such fees shall be a part of the indebtedness secured hereby.

ARTICLE 3
WARRANTIES, REPRESENTATIONS AND COVENANTS

Grantor warrants, represents and covenants to Beneficiary as follows:

Section 3.1 **Title to Mortgaged Property and Lien of this Instrument**. Grantor owns the Mortgaged Property free and clear of any liens, claims or interests, except the Permitted Encumbrances and Permitted Liens. This Deed of Trust creates a valid, enforceable first priority lien on that portion of the Mortgaged Property that constitutes real property and a valid, enforceable first priority security interest against that portion of the Mortgaged Property in which a security interest can be created hereby under the UCC, subject to the Permitted Encumbrances and Permitted Liens.

Section 3.2 **First Lien Status**. Grantor shall preserve and protect the first lien and security interest status of this Deed of Trust and the other Term Loan Documents. If any lien or security interest other than a Permitted Encumbrance or a Permitted Lien is asserted against the Mortgaged Property, Grantor shall promptly, and at its expense, (a) give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Loan Agreement (including the requirement of providing a bond or other security satisfactory to Beneficiary).

Section 3.3 **Payment and Performance**. Grantor shall pay the Indebtedness when due under the Loan Agreement and the other Term Loan Documents and shall perform the Obligations in full when they are required to be performed.

Section 3.4 **Replacement of Fixtures and Personalty**. Grantor shall not, without the prior written consent of Beneficiary, permit any of the Fixtures or Personalty owned or leased by Grantor to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or is permitted to be removed, transferred or sold pursuant to the Loan Agreement.

Section 3.5 **Inspection**. Grantor shall permit Beneficiary and its respective agents, representatives and employees, upon reasonable prior notice to Grantor, to inspect the Mortgaged Property, and to conduct such environmental and engineering studies as Beneficiary may require, provided that such inspections and studies shall not materially interfere with the use and operation of the Mortgaged Property.

Section 3.6 Other Covenants. All of the covenants in the Loan Agreement are incorporated herein by reference and, together with the covenants in this Article 3, shall be covenants running with the Land.

Section 3.7 Insurance; Condemnation Awards and Insurance Proceeds.

(a) Insurance. Grantor shall maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to the Mortgaged Property against loss or damage of the kinds customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in accordance with and to the extent provided in the Loan Agreement. Each such policy of insurance shall name Beneficiary as the loss payee (or, in the case of liability insurance, Beneficiary and its successors and assigns as an additional insured) thereunder pursuant to endorsements in form and substance satisfactory to Beneficiary, and shall provide for at least fifteen (15) days' prior written notice to Beneficiary of any cancellation or of any lapse of such policy. In addition to the foregoing, if any portion of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (or any amendment or successor act thereto), then Grantor shall maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount sufficient to comply with all applicable rules and regulations promulgated pursuant to such Act.

(b) Condemnation Awards. Grantor assigns all Condemnation Awards to Beneficiary, and authorizes Beneficiary to collect and receive such Condemnation Awards and to give proper receipts and acquittances therefor, subject to the terms of the Loan Agreement, as may be applicable.

(c) Insurance Proceeds. Grantor assigns to Beneficiary all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property, subject to the terms of the Loan Agreement, as may be applicable. Subject to the terms of the Loan Agreement, as may be applicable, Grantor authorizes Beneficiary to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Beneficiary, instead of to Grantor and Beneficiary jointly.

Section 3.8 Payment of Taxes and Other Obligations. Grantor will pay and discharge from time to time prior to the time when the same shall become delinquent, and before any interest or penalty accrues thereon or attaches thereto, all Taxes and other obligations with respect to the Mortgaged Property or any part thereof or upon the Rents from the Mortgaged Property or arising in respect of the occupancy, use or possession thereof in accordance with, and to the extent required by, the Loan Agreement. In the event of the passage of any state, Federal, municipal or other governmental law, order, rule or regulation subsequent to the date hereof (i) deducting from the value of real property for the purpose of taxation any lien or encumbrance thereon or in any manner changing or modifying the laws now in force governing the taxation of this Deed of Trust or debts secured by mortgages or mortgage (other than laws governing income, franchise and similar taxes generally) or the manner of collecting taxes thereon and (ii) imposing a tax to be paid by Beneficiary, either directly or indirectly, on this Deed of Trust or

any of the other Term Loan Documents, or requiring an amount of taxes to be withheld or deducted therefrom, Grantor will promptly (i) notify Beneficiary of such event, (ii) enter into such further instruments as Beneficiary may determine are reasonably necessary or desirable to obligate Grantor to make any additional payments necessary to put Beneficiary in the same financial position it would have been if such law, order, rule or regulation had not been passed and (iii) make such additional payments to Beneficiary.

Section 3.9 **Filing and Recording.** Grantor will cause this Deed of Trust, the UCC financing statements referred to in Section 6.2 or any other security instrument creating a security interest in or evidencing the lien hereof upon the Mortgaged Property and each UCC continuation statement and instrument of further assurance to be filed, registered or recorded and, if necessary, refiled, rerecorded and reregistered in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to perfect the lien hereof upon, and the security interest of Beneficiary in, the Mortgaged Property until this Deed of Trust is terminated and released in full in accordance with Section 8.7 hereof. Grantor will pay all filing, registration and recording fees, all federal, state, county and municipal recording, documentary or intangible taxes and other taxes, duties, imposts, assessments and charges, and all reasonable expenses incidental to or arising out of or in connection with the execution, delivery and recording of this Deed of Trust, UCC continuation statements, any Mortgage supplemental hereto, any security instrument with respect to the Personalty, Property Agreements and Proceeds or any instrument of further assurance.

Section 3.10 **Additions to Mortgaged Property.** All right, title and interest of Grantor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by or released to Grantor or constructed, assembled or placed by Grantor upon the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by Grantor, shall become subject to the lien and security interest of this Deed of Trust as fully and completely and with the same effect as though now owned by Grantor and specifically described in the grant of the Mortgaged Property above, but at any and all times Grantor will execute and deliver to Beneficiary any and all such further assurances, mortgages, deeds, conveyances or assignments thereof as Beneficiary may reasonably require for the purpose of expressly and specifically subjecting the same to the lien and security interest of this Deed of Trust.

Section 3.11. **Remedial Work.**

(a) Remedial Work. If Beneficiary determines (i) that the Mortgaged Property or the validity, priority or enforceability of the lien of this Deed of Trust has been or may be or become impaired or adversely affected in any way by reason of (A) the presence (or suspected presence) of any Hazardous Material at, on, under or about the Premises, or (B) any failure (or suspected or threatened failure) to comply with Environmental Law, (ii) that any inspection, investigation, site monitoring, environmental audit and risk assessment, containment, cleanup, encapsulation, removal, restoration or other remedial work of any kind (any of the foregoing, "***Remedial Work***") is necessary or desirable with respect to such Hazardous Material or Environmental Law, then Grantor, upon written demand by Beneficiary, promptly shall

commence and diligently prosecute to completion the Remedial Work and shall take any and all such other action as Beneficiary may specify. All Remedial Work shall be performed by contractors working under the supervision of a consulting engineer, and the selection of all such Persons shall be subject to the prior written approval of Beneficiary. Without limiting the generality of the foregoing, Beneficiary from time to time may require that an environmental audit and risk assessment of the Mortgaged Property be conducted (or be updated, extended, reviewed or replaced, as applicable) by an independent engineering firm or other environmental audit manager designated by Beneficiary.

(b) Grantor shall pay all costs and expenses incurred in connection with its obligations under this Section 3.11.

ARTICLE 4
DEFAULT AND FORECLOSURE

Section 4.1 Remedies. Upon the occurrence and during the continuance of an Event of Default, Beneficiary may, at Beneficiary's election and by or through Beneficiary or otherwise, exercise any or all of the following rights, remedies and recourses:

(a) Acceleration. Subject to any provisions of the Term Loan Documents providing for the automatic acceleration of the Indebtedness upon the occurrence of certain Events of Default, declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable.

(b) Entry on Mortgaged Property. Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts of Grantor relating thereto or located thereon. If Grantor remains in possession of the Mortgaged Property following the occurrence and during the continuance of an Event of Default and without Beneficiary's prior written consent, Beneficiary may invoke any legal remedies to dispossess Grantor.

(c) Operation of Mortgaged Property. Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Beneficiary may deem appropriate under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected by Beneficiary in connection therewith in accordance with the provisions of Section 4.7.

(d) Foreclosure and Sale. Institute a proceeding or proceedings for the complete foreclosure of this Deed of Trust by judicial process or power of sale or other legal right, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels as Beneficiary may determine. With respect to any notices required or permitted under the UCC, Grantor agrees that ten (10) days' prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and

demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Grantor. Beneficiary may be a purchaser at such sale. If Beneficiary is the highest bidder, Beneficiary may credit the portion of the purchase price that would be distributed to Beneficiary against the Indebtedness in lieu of paying cash. In the event this Deed of Trust is foreclosed by judicial action, appraisement of the Mortgaged Property is waived.

(e) Receiver. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Grantor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 4.7.

(f) Suit. Sue and recover a judgment on the Indebtedness and/or seek specific performance of any covenant or agreement contained in this Deed of Trust or any other Term Loan Document.

(g) Other. Exercise any and all other rights, remedies and recourses granted under the Term Loan Documents or otherwise available at law or in equity.

Section 4.2 Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Beneficiary in its sole discretion may elect. The right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 4.3 Remedies Cumulative, Concurrent and Nonexclusive. Beneficiary shall have all rights, remedies and recourses granted in the Term Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Term Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Beneficiary, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Beneficiary in the enforcement of any rights, remedies or recourses under the Term Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 4.4 Release of and Resort to Collateral. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Term Loan Documents or their status as a first and prior lien and security interest (subject to the Permitted Encumbrances and any Permitted Liens) in

and to the Mortgaged Property. For payment of the Indebtedness, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

Section 4.5 **Waiver of Redemption, Notice and Marshaling of Assets**. To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of any election by Beneficiary to exercise or the actual exercise of any right, remedy or recourse provided for under the Term Loan Documents, and (c) any right to a marshaling of assets or a sale in inverse order of alienation.

Section 4.6 **Discontinuance of Proceedings**. If Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted under the Term Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary shall have the unqualified right to do so and, in such an event, Beneficiary and Grantor shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Term Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Beneficiary thereafter to exercise any right, remedy or recourse under the Term Loan Documents for such Event of Default.

Section 4.7 **Application of Proceeds**. The proceeds of any sale, and the Rents and other amounts generated by the holding, leasing, management, operation or other use, of the Mortgaged Property shall be applied by Beneficiary (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

(a) to the payment of the reasonable costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation (1) Beneficiary's and receiver's fees and expenses, including the repayment of the amounts evidenced by any receiver's certificates, (2) court costs, (3) reasonable attorneys' and accountants' fees and expenses, and (4) costs of advertisement;

(b) to the payment of the Indebtedness and performance of the Obligations pursuant to Section 10.2.1 of the Loan Agreement or otherwise under the Term Loan Documents; and

(c) the balance, if any, to the Persons legally entitled thereto.

Section 4.8 **Occupancy After Foreclosure**. Any sale of the Mortgaged Property or any part thereof in accordance with Section 4.1(d) will divest all right, title and interest of Grantor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Grantor retains possession of such property or any part thereof subsequent to such sale, Grantor will be considered a tenant at

sufferance of the purchaser, and will, if Grantor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

Section 4.9 Additional Advances and Disbursements; Costs of Enforcement.

(a) Upon the occurrence and during the continuance of any Event of Default, Beneficiary shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor. All sums advanced and expenses incurred at any time by Beneficiary under this Section 4.9, or otherwise in accordance with this Deed of Trust or any of the other Term Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the highest rate at which interest is then computed on any portion of the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Deed of Trust.

(b) Grantor shall pay all expenses (including reasonable attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Deed of Trust and the other Term Loan Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Deed of Trust and the other Term Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Beneficiary in respect thereof, by litigation or otherwise.

Section 4.10 No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Article 4, the assignment of the Rents and Leases under Article 5, the security interests under Article 6, nor any other remedies afforded to Beneficiary under the Term Loan Documents, at law or in equity shall cause Beneficiary to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Beneficiary to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

Section 4.11 Prerequisites to Sale. In case of any sale hereunder, all prerequisites to the sale shall be presumed to have been performed, and in any conveyance given hereunder, all statements of facts or other recitals made therein as to any of the following, shall be taken in all courts of law or equity as prima facie evidence that the facts so stated or recited are true; i.e., the nonpayment of money secured; the request to the Trustee to enforce this trust; the proper and due appointment of any substitute trustee; the advertisement of sale or time, place and manner of sale; or any other preliminary fact or thing. Trustee shall not be liable for any action taken or omitted to be taken by Trustee in good faith and reasonably believed to be within the discretion or power conferred upon Trustee by this Deed of Trust and shall be answerable only for losses occurring through his or her gross negligence or willful misconduct. Grantor agrees to save and hold the Trustee and Beneficiary harmless from all loss and expense, including reasonable attorney's fees, costs of a title search or abstract, and preparation of survey, incurred by reason of any action, suit or proceeding (including an action, suit or proceeding to foreclose or to collect the debt secured hereby) in and to which Trustee or Beneficiary may be or become a party by reason hereof, including, but not limited to, condemnation, bankruptcy and administration proceedings, as well as any other proceeding wherein proof of claim is required by law to be filed or in which it becomes necessary to defend or uphold the terms of this Deed of Trust, and in each such instance, all money paid or expended by Trustee or Beneficiary, together with interest

thereon from date of such payment at the rate set forth in said Term Note or at the legal rate, whichever is higher, shall be so much additional indebtedness secured hereby and shall be immediately due and payable by Grantor.

Section 4.12 Substitute Trustee. Beneficiary may, at its option, appoint a successor or substitute Trustee without any formality or notice (except as may be required by law) other than a designation in writing of such appointment to such successor or substitute trustee who shall thereupon become vested with and succeed to all the powers and duties named herein, the same as if the successor or substitute had been named original Trustee herein; such right to appoint a successor or substitute trustee shall exist as often and whenever Beneficiary desires. If Beneficiary is a corporation, it may act through any authorized officer or by any agent or attorney-in-fact properly authorized by any such officer.

ARTICLE 5
ASSIGNMENT OF RENTS AND LEASES

Section 5.1 Assignment. In furtherance of and in addition to the assignment made by Grantor in Section 2.1 of this Deed of Trust, Grantor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Beneficiary all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Grantor shall have a revocable license from Beneficiary to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Grantor, the license herein granted shall automatically expire and terminate, without notice to Grantor by Beneficiary (any such notice being hereby expressly waived by Grantor to the extent permitted by applicable law).

Section 5.2 Perfection Upon Recordation. Grantor acknowledges that Beneficiary has taken all actions necessary to obtain, and that upon recordation of this Deed of Trust in the appropriate land records Beneficiary shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases. Grantor acknowledges and agrees that upon recordation of this Deed of Trust in the appropriate land records, Beneficiary's interest in the Rents shall be deemed to be fully perfected, "choate" and enforced as to Grantor and, to the extent permitted under applicable law, all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the "***Bankruptcy Code***"), without the necessity of commencing a foreclosure action with respect to this Deed of Trust, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

Section 5.3 **Bankruptcy Provisions**. Without limitation of the absolute nature of the assignment of the Rents hereunder, Grantor and Beneficiary agree that (a) this Deed of Trust shall constitute a "security agreement" for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Deed of Trust extends to property of Grantor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

Section 5.4 **No Merger of Estates**. So long as any part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Beneficiary, any tenant or any third party by purchase or otherwise, unless and until Beneficiary shall join in a written instrument expressly effecting such merger and shall duly record the same.

ARTICLE 6
SECURITY AGREEMENT

Section 6.1 **Security Interest**. This Deed of Trust constitutes a "security agreement" on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards. To this end, Grantor grants to Beneficiary a first and prior security interest in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Beneficiary shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Grantor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Grantor. In the event of any inconsistency between the terms of this Deed of Trust and the terms of the Loan Agreement with respect to the collateral covered both therein and herein, the Loan Agreement shall control and govern to the extent of any such inconsistency.

Section 6.2 **Financing Statements**. Grantor shall prepare and deliver to Beneficiary such financing statements, and shall execute and deliver to Beneficiary such other documents, instruments and further assurances, in each case in form and substance satisfactory to Beneficiary, as Beneficiary may, from time to time, reasonably consider necessary to create, perfect and preserve Beneficiary's security interest hereunder. Grantor hereby irrevocably authorizes Beneficiary to cause financing statements (and amendments thereto and continuations thereof) and any such documents, instruments and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Grantor represents and warrants to Beneficiary that Grantor's jurisdiction of organization is the State of Virginia. After the date of this Deed of Trust, Grantor shall not change its name, type of organization, organizational identification number (if any), jurisdiction of organization or location (within the meaning of the UCC) without giving at least fifteen (15) days' prior written notice to Beneficiary.

Section 6.3 **Fixture Filing**. This Deed of Trust shall also constitute a "fixture filing" for the purposes of the UCC against all of the Mortgaged Property that is or is to become fixtures. The information provided in this Section 6.3 is provided so that this Deed of Trust shall comply with the requirements of the UCC for a mortgage instrument to be filed as a financing statement. Grantor is the "Debtor" and its name and mailing address are set forth in the preamble of this Deed of Trust immediately preceding Article 1. Beneficiary is the "Secured Party" and its name and mailing address from which information concerning the security interest granted herein may be obtained are also set forth in the preamble of this Deed of Trust immediately preceding Article 1. A statement describing the portion of the Mortgaged Property comprising the fixtures hereby secured is set forth in Section 1.1(d) of this Deed of Trust. Grantor represents and warrants to Beneficiary that Grantor is the record owner of the Premises, and that the organizational identification number of Grantor is 06803712.

ARTICLE 7
MISCELLANEOUS

Section 7.1 **Notices**. Any notice required or permitted to be given under this Deed of Trust shall be given in accordance with Section 10.1 of the Loan Agreement.

Section 7.2 **Covenants Running with the Land**. All Obligations contained in this Deed of Trust are intended by Grantor and Beneficiary to be, and shall be construed as, covenants running with the Land. As used herein, "Grantor" shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Premises or Fixtures shall be deemed to have notice of, and be bound by, the terms of the Loan Agreement and the other Term Loan Documents; *provided, however,* that no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary.

Section 7.3 **Attorney-in-Fact**. Grantor hereby irrevocably appoints Beneficiary as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise (a) to execute and/or record any notices of completion, cessation of labor or any other similar notices that Beneficiary deems appropriate in its reasonable discretion to protect Beneficiary's interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare and file or record financing statements and continuation statements, and to prepare, execute and file or record applications for registration and like papers necessary to create, perfect or preserve Beneficiary's security interests and rights in or to any of the Mortgaged Property, and (d) after the occurrence and during the continuance of any Event of Default, to perform any obligation of Grantor hereunder; *provided, however*, that (1) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (2) any sums advanced by Beneficiary in such performance shall be added to and included in the Indebtedness and shall bear interest at the highest rate at which interest is then computed on any portion of the Indebtedness;

(3) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (4) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section 7.3.

Section 7.4 Beneficiary's Fees and Expenses; Indemnification.

(a) Grantor agrees to pay upon demand to Beneficiary the amount of any and all costs and expenses, including the fees, disbursements and other charges of its counsel and of any experts or agents, that Beneficiary may incur in connection with the administration of this Deed of Trust, including, without limitation, all appraisal fees, recording and filing fees, taxes, survey costs, abstract fees, Uniform Commercial Code search fees, title insurance premiums, and trustee fees. Grantor agrees to pay upon demand to Beneficiary the amount of any and all costs and expenses, including the fees, disbursements and other charges of its counsel and of any experts or agents, that Beneficiary may incur in connection with (i) the custody or preservation of, or the sale of, collection from or other realization upon any of the Mortgaged Property, (ii) the exercise, enforcement or protection of any of the rights of the Beneficiary hereunder or (iii) the failure of Grantor to perform or observe any of the provisions hereof.

(b) WITHOUT LIMITATION OF ITS INDEMNIFICATION OBLIGATIONS UNDER THE OTHER TERM LOAN DOCUMENTS, GRANTOR AGREES TO INDEMNIFY AND HOLD HARMLESS BENEFICIARY AND THE OTHER INDEMNIFIED PARTIES, FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, DAMAGES AND LIABILITIES (OR ACTIONS OR OTHER PROCEEDINGS COMMENCED OR THREATENED IN RESPECT THEREOF) (COLLECTIVELY "***LOSSES***") TO WHICH ANY SUCH INDEMNIFIED PARTY MAY BECOME SUBJECT ARISING OUT OF OR IN CONNECTION WITH THIS DEED OF TRUST, THE INTEREST OF BENEFICIARY IN THE MORTGAGED PROPERTY, ANY USE, NON-USE, POSSESSION, OCCUPANCY, ALTERATION, REPAIR, CONDITION (WHETHER PATENT OR LATENT), OPERATION, MAINTENANCE OR MANAGEMENT OF THE MORTGAGED PROPERTY OR ANY PART THEREOF OR ANY ACCIDENT OR DAMAGE OR INJURY TO ANY PERSON, PROPERTY OR BUSINESS (INCLUDING WITHOUT LIMITATION DEATH RESULTING THEREFROM AT ANY TIME) OCCURRING IN, ON OR ABOUT THE MORTGAGED PROPERTY OR ANY PART THEREOF; IN EACH CASE, WHETHER RESULTING FROM ANY ACT OR OMISSION OF GRANTOR OR ANY AGENT, EMPLOYEE, CONTRACTOR, LESSEE, SUBLESSEE, LICENSEE OR INVITEE OF GRANTOR OR OTHERWISE, OR ANY POTENTIAL OR ACTUAL CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, REGARDLESS OF WHETHER ANY SUCH PERSON IS A PARTY TO ANY OF THE FOREGOING, AND TO REIMBURSE SUCH PERSON UPON DEMAND FOR ANY LEGAL OR OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PARTICIPATING IN ANY OF THE FOREGOING. THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO MATTERS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF, OR ARE CLAIMED TO BE CAUSED BY OR ARISE OUT OF, THE NEGLIGENCE (WHETHER SOLE, COMPARATIVE OR CONTRIBUTORY) OR STRICT LIABILITY OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY. HOWEVER, SUCH INDEMNITIES SHALL NOT APPLY TO A PARTICULAR INDEMNIFIED PARTY TO THE EXTENT THAT THE SUBJECT OF THE

INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THAT INDEMNIFIED PARTY TO THE EXTENT FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION (AGAINST WHICH NO APPEAL IS OR CAN BE MADE).

(c) THE PROVISIONS OF THIS SECTION 7.4 SHALL REMAIN OPERATIVE AND IN FULL FORCE AND EFFECT REGARDLESS OF THE TERMINATION OF THIS DEED OF TRUST OR ANY OTHER TERM LOAN DOCUMENT, THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY, THE REPAYMENT OF THE TERM NOTE, THE INVALIDITY OR UNENFORCEABILITY OF ANY TERM OR PROVISION OF THIS DEED OF TRUST OR ANY OTHER TERM LOAN DOCUMENT, OR ANY INVESTIGATION MADE BY OR ON BEHALF OF BENEFICIARY OR ANY OTHER SECURED PARTY. ALL AMOUNTS DUE UNDER THIS SECTION 7.4 SHALL BE PAYABLE ON WRITTEN DEMAND THEREFOR. GRANTOR AGREES THAT ANY INDEMNIFICATION OR OTHER PROTECTION PROVIDED TO ANY INDEMNIFIED PARTY PURSUANT TO THIS DEED OF TRUST SHALL (I) SURVIVE PAYMENT IN FULL OF THE INDEBTEDNESS AND (II) INURE TO THE BENEFIT OF ANY PERSON WHO WAS AT ANY TIME A SECURED PARTY OR INDEMNIFIED PARTY UNDER THIS DEED OF TRUST.

Section 7.5 **Successors and Assigns**. This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary and Grantor and their respective successors and assigns. Grantor shall not, without the prior written consent of Beneficiary, assign any rights, duties or obligations hereunder.

Section 7.6 **No Waiver**. Any failure by Beneficiary to insist upon strict performance of any of the terms, provisions or conditions of the Term Loan Documents shall not be deemed to be a waiver of same, and Beneficiary shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

Section 7.7 **Loan Agreement**. If any conflict or inconsistency exists between this Deed of Trust and the Loan Agreement, the Loan Agreement shall govern.

Section 7.8 **Release or Reconveyance**. Upon the indefeasible payment in full in cash of the Indebtedness and performance in full of the Obligations, the lien and security interest granted hereby shall terminate and all rights to the Mortgaged Property shall revert to Grantor. Upon any such termination, Beneficiary will, at Grantor's expense, execute and deliver such documents as Grantor shall reasonably request to evidence such termination.

Section 7.9 **Waiver of Stay, Moratorium and Similar Rights.** Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshaling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the Indebtedness or Obligations secured hereby, or any agreement between Grantor and Beneficiary or any rights or remedies of Beneficiary.

Section 7.10 Applicable Law. The provisions of this Deed of Trust regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Mortgaged Property is located. All other provisions of this Deed of Trust shall be governed by the laws of the State of Texas.

Section 7.11 Headings. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

Section 7.12 Severability. If any provision of this Deed of Trust shall be held by any court of competent jurisdiction to be unlawful, void or unenforceable for any reason, such provision shall be deemed severable from and shall in no way affect the enforceability and validity of the remaining provisions of this Deed of Trust.

Section 7.13 Entire Agreement. **THIS DEED OF TRUST AND THE OTHER TERM LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.**

Section 7.14 Subrogation. If any or all of the proceeds of the Indebtedness are used to extinguish, extend or renew any indebtedness heretofore existing against the Mortgaged Property, then, to the extent of the funds so used, Beneficiary shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Mortgaged Property heretofore held by, or in favor of, the holder or holders of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Beneficiary and are merged with the lien and security interest created herein as cumulative security for the repayment of the Indebtedness and the performance of the Obligations.

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IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

MORTGAGOR:

REGIONAL ENTERPRISES, INC.

By: ______________________

Ian Bothwell,
President

STATE OF Texas)
) ss.
COUNTY OF Dallas)

On March 20, 2013, before me, Ellen Jackson, a Notary Public, personally appeared Ian Bothwell, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

Given under my hand and seal of office this 20 day of March, 2013.

[SEAL]

ELLEN E. JACKSON
Notary Public, State of Texas
My Commission Expires
October 20, 2015

My Commission expires:

10/20/2015

Notary Public: ______________________

Printed Name: Ellen E. Jackson